Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-240210, 333-217905, 333-205379, 333-146319, 333-139600, 333-123212, and 333-153612) and Form S-3 (No. 333-226838) of Alexion Pharmaceuticals, Inc. of our report dated February 8, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 8, 2021